UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

PATRIOT TRANSPORTATION HOLDING, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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________________________________

200 West Forsyth Street, 7th Floor

Jacksonville, Florida 32202

December 14, 2017

Dear Fellow Shareholders:

It is our pleasure to invite you to attend our Annual Meeting of Shareholders (“Annual Meeting”), which will be held on Wednesday, January 31, 2018 at 10:00 a.m. E.S.T. at the River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida.

At the Annual Meeting, we will elect directors to serve for the coming year and vote to ratify the Audit Committee’s selection of our independent auditors. We will also vote to approve, on an advisory basis, the Company’s executive compensation.

We also plan to report on our results and achievements during fiscal year 2017 and our results for the first quarter of fiscal year 2018.

I hope that you will be able to attend.

Sincerely,

Robert E. Sandlin
President and Chief Executive Officer

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________________________________

200 West Forsyth Street, 7th Floor

Jacksonville, Florida 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION
TIME AND DATE:	10:00 a.m., E.S.T. on Wednesday, January 31, 2018
LOCATION:	River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202

ITEMS OF BUSINESS
• Elect the 5 director nominees listed in the accompanying proxy statement for a one-year term
• Ratify the Audit Committee’s selection of the independent registered public accounting firm
• Approve, on an advisory basis, the Company’s executive compensation

RECORD DATE
Shareholders of record as of the close of business on December 7, 2017 are entitled to vote at the Annual Meeting.

MATERIALS
This packet contains our Notice of Annual Meeting and Proxy Statement. A copy of our 2017 Annual Report, which is not a part of our proxy solicitation materials, is enclosed.

VOTING
Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares in person at the Annual Meeting, or by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you are a shareholder of record and you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 31, 2018: This Notice of Annual Meeting and Proxy Statement and the 2017 Annual report are available on our website at www.patriottrans.com.

John D. Milton, Jr.
General Counsel
and Corporate Secretary
December 14, 2017

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PROXY STATEMENT SUMMARY

The board of directors (the “Board” or “Board of Directors”) of Patriot Transportation Holding, Inc. (“Patriot”, “we”, “us”, “our” or the “Company”) is soliciting proxies for the Annual Meeting of Shareholders. You are receiving this proxy statement because you own shares of Patriot common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The purpose of this proxy statement is to provide details about the matters being voted on at the Annual Meeting and information about the Company and our officers and directors so that you may make informed voting decisions.

Separation of the Company from FRP Holdings, Inc.

On January 31, 2015, the Company began operating as an independent public company as a result of the spin-off from FRP Holdings, Inc., formerly known as Patriot Transportation Holding, Inc. (NASDAQ- FRPH), which is referred to herein as the “Spin-off.” The Spin-off was effected through a corporate reorganization, followed by the distribution by FRPH of all of the shares of common stock of Patriot to the shareholders of FRPH. Each FRPH shareholder of record as of the close of business on January 30, 2015 received one share of Patriot common stock for every three shares of FRPH common stock held on such date. Patriot now owns and operates the transportation business that was formerly a segment of FRPH. For more information regarding the Spin-off, you may refer to our Information Statement, which is attached as Exhibit 99.1 to the Company’s Form 10, filed with the Securities Exchange Commission on December 31, 2014, available at www.sec.gov.

Compensation Summary

We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals. Our compensation program is designed to motivate our executive officers to achieve positive short- and long-term results for our shareholders. In fiscal year 2017, executive compensation was comprised of base salary, cash incentive bonus compensation, option grants and perquisites. The amount of cash incentive compensation awarded was determined by the Company’s after-tax return-on-capital employed (“ROCE”) for fiscal year 2017 and the achievement of individual performance objectives. The graphs below depict the Company’s target compensation mix, which assumes the achievement of 100% of incentive-based compensation, and the actual compensation mix for fiscal year 2017, which is based on actual performance in fiscal year 2017.

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Corporate Governance

Patriot is committed to exercising good corporate governance practices and believes that our corporate governance policies promote the long-term interests of our shareholders. The following highlights the Company’s key corporate governance practices for fiscal year 2017:

•	A majority of our board of directors are independent directors.
•	Independent directors meet without management present.
•	Risk oversight is managed by the full board of directors.
•	Our board of directors and committees conduct annual self-evaluations.

For a more comprehensive discussion of our corporate governance practices, see the section entitled “Board of Directors and Corporate Governance” in this Proxy Statement.

Our Director Nominees

You are being asked to vote on the election of the following 5 directors. The nominees for election of directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. Detailed information about each director nominee’s background can be found in the section entitled “Our Board of Directors” in this Proxy Statement.

Name	Age	Director Since(1)	Independent	Committee Membership
				AC	CC	CG	E
John E. Anderson	72	1989	Yes	M	C	M
Edward L. Baker	82	1986	No				M
Thompson S. Baker II	59	1994	No				M
Luke E. Fichthorn III	76	1989	Yes	C	M	M
Charles D. Hyman	58	2016	Yes	M	M	C

AC: Audit Committee	E: Executive Committee
CC: Compensation Committee	C: Chair
CG: Nominating and Corporate Governance Committee	M: Member

(1)	The dates reflected the dates on which director was elected as a director of FRPH prior to the Spin-off. Each director was elected to serve as a director of the Company at the 2017 Annual Meeting.

Proposals Being Presented at the Annual Meeting

At the Annual Meeting, shareholders will be asked to vote on the election of the five director nominees, the ratification of the Audit Committee’s selection of the independent registered public accounting firm, to hold an advisory vote on executive compensation (the “say-on-pay” vote), and to conduct such other business as may properly come before the Annual Meeting. For a detailed discussion of each proposal, please see the section entitled “Proposals” in this Proxy Statement.

THE MEETING

We hope you are able to attend the meeting in person. The meeting will be held at 10:00 a.m. on Wednesday, January 31, 2018 at the River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida. You may be required to show proof of ownership of Patriot stock and a form of photo identification prior to admission to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting. Please note that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting. To ensure a safe and productive atmosphere, we reserve the right to adopt other rules and to implement additional security measures for the meeting.

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VOTING

Shareholders Entitled to Vote

Each share of our common stock outstanding as of the close of business on December 7, 2017, the record date, is entitled to one vote at the Annual Meeting on each matter brought before the meeting. On that date, there were 3,303,802 shares of common stock issued and outstanding.

Most Patriot shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  Shareholder of Record – If your shares are registered directly in your name with Patriot’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by Patriot. As the shareholder of record, you have the right to grant your voting proxy directly to Patriot or to vote in person at the meeting.
  Beneficial Owner – If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.
  Profit Sharing Plan and Trust – If your shares are held in your account in the Company’s profit sharing plan, you are considered the beneficial owner of these shares and the trustee of the plan is the shareholder of record. Participants in the profit sharing plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. If voting instructions are not received for shares in the Profit Sharing Plan, those shares will be voted in the same proportion as the shares in such plan for which voting instructions are received.

Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar matters can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, or in writing at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

Quorum

A quorum is the minimum number of shares that must be represented in order to hold a meeting. A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as “present” for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a shareholder are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the shareholder or (2) the broker lacks discretionary voting power to vote such shares.

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Voting Methods

If you hold shares directly as the shareholder of record, you may vote by granting a proxy or in person at the Annual Meeting. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the Company’s profit sharing plan, you may vote by submitting voting instructions to the trustee. Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card included by your broker or nominee.

You are entitled to change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Required Votes

Each proposal being voted on at the Annual Meeting requires a certain percent of votes “FOR” the proposal for approval. For the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you are a shareholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the Company’s profit sharing plan will be voted by the trustee as described above. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange (“NYSE”) rules and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors or the advisory proposals regarding executive compensation without voting instructions from you, however. Without your voting instructions on these matters, a broker non-vote will occur. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Below is a breakdown of the votes required for each proposal.

Proposal 1: The Election of Directors. The nominees for election of directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The shareholders will vote on an advisory basis to ratify the Audit Committee’s selection of the independent registered public accounting firm. The purpose of this proposal is to provide the Board with feedback from shareholders regarding the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

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Proposal 3: Advisory Vote on Executive Compensation. The shareholders will vote on an advisory basis to approve our executive compensation program. The purpose of this “say on pay” proposal is to provide the Board with feedback from shareholders regarding executive compensation.

Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors. We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four (4) business days following the meeting.

PROXY MATERIALS

The Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report are available on our website at www.patriotrans.com under Investor Relations. Instead of receiving future copies of our Proxy Statement and accompanying materials by mail, beneficial owners may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank or other holder of record regarding the availability of this service.

Householding

Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. This rule benefits both you and the Company. It eliminates duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting Matthew C. McNulty at (904) 858-9100 or by mail at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:00 p.m., at our principal executive offices at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida, by contacting Matthew C. McNulty at (904) 858-9100.

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Cost of Proxy Solicitation

Patriot will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

BOARD OF DIRECTORS & CORPORATE GOVERNANCE

The following sections provide an overview of Patriot’s corporate governance standards and processes, including the independence and other criteria we use in selecting our director nominees, our Board leadership structure, risk oversight, shareholder communications and responsibilities of the Board and its Committees.

Our Board of Directors

Listed below are five director nominees, four of whom have served as a Board member for the Company since the Spin-off and for FRPH prior to the Spin-off. The Board is comprised of a group of leaders in their respective fields. Many directors have senior leadership experience and board and committee experience with public companies. In these positions, they have gained significant and diverse management experience.

Name	Current Position	Age	History With The Company

John E. Anderson	Director	72	• Director of FRPH: 1989-2004 and 2005- Spin-off • President and Chief Executive Officer of FRPH: 1989-2008
Edward L. Baker	Director	82	• Director of FRPH: 1986- Spin-off • Chairman Emeritus FRPH- 2008- Spin-off • Chairman of the Board of FRPH: 1986-2007
Thompson S. Baker II	Chairman of the Board Director	59	• President and Chief Executive Officer of the Company: Spin-off- 2017 • Director of FRPH: 1994- Spin-off • President of FRPH: 2010- 2015 • Chief Executive Officer of FRPH: 2010- 2017
Luke E. Fichthorn III	Director	76	• Director of FRPH: 1989- Spin-off
Charles D. Hyman	Director	58	• Director of PATI since 2016.

You will be asked to vote on the election of the members of the Board of Directors at the Annual Meeting. The Board and the Nominating and Corporate Governance Committee believes that each director nominee brings a strong and unique set of attributes, experience, leadership and skills in areas of importance to our Company that create a well-balanced, collaborative team that serves the Company and its shareholders well. The biographies below describe each director nominee and his qualifications that led the Nominating and Corporate Governance Committee to nominate these individuals.

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John E. Anderson, age 72, has served as a director of the Company since December 3, 2014. Mr. Anderson served as President and Chief Executive Officer of FRP Holdings, Inc. from 1989 to 2008 and as a director from 1989 to 2003, and again from October 2005 to January 2015. Mr. Anderson’s many years as an executive officer and director of a public company demonstrates his leadership abilities and provides the Board with the benefit of his extensive knowledge regarding the Company and the transportation industry.

Edward L. Baker, age 82, was elected as a director of the Company on December 3, 2014. Mr. Baker served as a director of FRP Holdings, Inc. from 1986 to January, 2015 and served as Chairman Emeritus from 2008 to 2015. He served as Chairman of the Board of Florida Rock Industries, Inc. from February 1986 to November 2007. Mr. Baker’s many years of service as a director provide the Board with valuable insights regarding the Company and its business.

Thompson S. Baker II, age 59, has served as a director of the Company since December 3, 2014. Mr. Baker is currently Senior Vice President of Vulcan Materials Company. Mr. Baker served as President and Chief Executive Officer of the Company from December 3, 2014 to March 13, 2017. Mr. Baker served as a director of FRP Holdings, Inc. from 1994 until March 13, 2017 and as the Chief Executive Officer for FRPH from October 1, 2010 until March 13, 2017. Mr. Baker served as the President of the Florida Rock Division of Vulcan Materials Company from November 16, 2007 until September 2010. From August, 1991 to November 16, 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Intrepid Capital Management, Inc. Mr. Baker’s extensive service with the Company and with Florida Rock Industries, Inc. gives him extensive knowledge of the Company’s business and demonstrates his leadership qualities.

Luke E. Fichthorn III, age 76, was elected as a director of the Company on December 3, 2014. Mr. Fichthorn is currently a partner in Twain Associates, LLC, a private financial consulting firm. From 1989 to January, 2015, Mr. Fichthorn served as a director for FRP Holdings, Inc. In the past, Mr. Fichthorn previously served as a director and the Chief Executive Officer of Bairnco Corporation. Mr. Fichthorn received his Master’s Degree in Business Administration from Harvard Business School and has served as a financial consultant and audit committee member for several public companies. Mr. Fichthorn’s financial acumen and extensive investment banking and business experience provide the Board with valuable perspectives on strategic decisions.

Charles D. Hyman, age 59, was elected as a director of the Company on July 27, 2016. Mr. Hyman is the president of Charles D. Hyman & Company, a portfolio management company, and has also served as a director for Fidus Corporation since June 2011. Mr. Hyman brings to the Board extensive business experience and financial acumen.

Family Relationships

Thompson S. Baker II, the Chairman of the Board (and former President and Chief Executive Officer of the Company) is the son of Edward L. Baker, a director of the Company.

Director Attendance at Annual Meeting of Shareholders

It is a policy of the Company that our directors are required to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All directors expect to be present at this year’s Annual Meeting of Shareholders.

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Director Independence

Pursuant to Nasdaq listing standards, the Board is required to evaluate each director to determine whether he or she qualifies as an “independent director.” The Board must determine that a director has no relationship that, in the judgment of the Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee and Compensation Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

The Board has determined that three of our five existing directors and director nominees (Messrs. John E. Anderson, Luke E. Fichthorn III, Charles D. Hyman) of the Board of Directors are independent of management in accordance with the listing standards of The Nasdaq Stock Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors.

Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. During fiscal year 2017, the independent directors met after each Board meeting, and Mr. Anderson presided over executive sessions of the independent directors.

Nominating Process

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“Nominating Committee”) identifies individuals whom the Nominating Committee believes are qualified to become Board members in accordance with the Director Qualification Standards set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the director independence standards set forth above, and recommends one or more of such individuals for appointment to the Board.

In the event the Nominating Committee recommends an increase in the size of the Board or a vacancy occurs, the Nominating Committee may consider qualified nominees from several sources, including current Board members and search firms. The Nominating Committee may from time to time retain a search firm to help the Nominating Committee identify qualified director nominees for consideration by the Nominating Committee. The Nominating Committee evaluates qualified director nominees against the current director qualification standards described below and reviews qualified director nominees with the Board. The Nominating Committee and the Chairman of the Board interview candidates who meet the director qualification standards, and the Nominating Committee selects nominees who best suit the Board’s current needs and recommends one or more of such individuals for appointment to the Board.

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Director Qualification Standards

The Nominating Committee has established the following standards and qualifications for members of the Board of Directors:

•	Each director shall at all times represent the interests of the shareholders of the Company.
•	Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.
•	Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the Board and Committees of which he or she is a member, and by reviewing in advance all meeting materials.
•	The Board shall meet the applicable standards of independence from the Company and its management.
•	The Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests.

In considering diversity in the selection of nominees, the Nominating Committee looks for individuals with varied experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the Board and Nominating Committee looks for nominees with diverse attributes and skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences.

Nominees Proposed by Shareholders

The Nominating Committee will consider properly submitted shareholder nominees for candidates for membership on the Board of Directors. Shareholders proposing individuals for consideration by the Nominating Committee must include, at a minimum, the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

Corporate Secretary

Patriot Transportation Holding, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

In order for an individual proposed by a shareholder to be considered by the Nominating Committee for recommendation as a director nominee at the Annual Meeting of Shareholders to be held in early 2019, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on September 30, 2018. Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Nominating Committee chair for consideration at a future Nominating Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

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Nominations by Shareholders at Annual Meeting

Pursuant to the Company’s Articles of Incorporation, directors may be nominated at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days’ notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

Board Leadership

Thompson S. Baker II serves as the Chairman of the Company’s Board of Directors. Mr. Baker served as the Company’s President and Chief Executive Officer from the Spin-off until March 13, 2017, served as the President of FRPH from 2010 to 2015 and served as the Chief Executive Officer of FRPH from 2010 to 2017. Mr. Baker is currently the Senior Vice President of Vulcan Materials Company and a member of the board of directors of FRPH and Intrepid Capital Management, Inc. Mr. Baker served as the President of the Florida Rock Division of Vulcan Materials Company from 2007 until 2010. From 1991 to 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc.

The Board of Directors does not have a policy as to whether the positions are held by separate persons, or whether the position of Chairman of the Board must be held by an independent director. When the Chairman of the Board is not an independent director or is a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint a lead independent director.

Mr. Anderson currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the Board of Directors.

Our Board of Directors believes its current leadership structure is appropriate and effective because it allocates authority, responsibility and oversight between management and the independent members of our Board of Directors by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate our Board of Directors’ independent oversight of management. The Board of Directors believes its programs for overseeing risk, as described under the “Risk Oversight” section below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Board Committees

The Board currently has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during fiscal 2017 and the function of each Committee are described below.

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During fiscal year 2017, the Board of Directors held six meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Nominating and Corporate Governance Committee held one meeting. During fiscal year 2017, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following each Board meeting. With the exception of one director’s absence at two Board meeting, all of our directors attended all of the meetings of the Board and committees on which the director served.

The following table shows the composition of the committees of the Board of Directors during fiscal year 2017. Except for the Executive Committee, each of the committees of the Board is composed exclusively of independent directors.

Director	Audit	Compensation	Nominating & Corporate Governance	Executive
John E. Anderson	X	X	X
Edward L. Baker				X
Thompson S. Baker II				X
Luke E. Fichthorn III	X	X	X
John D. Milton, Jr.(1)				X
Charles D. Hyman	X	X	X

X – Committee Member                        * – Committee Chair

(1) Mr. Milton is an ex officio member of the Executive Committee. During fiscal year 2016, Mr. Milton served as the Executive Vice President and Chief Financial Officer, and, as of October 1, 2017, serves as the Executive Vice President and General Counsel of the Company.

Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company’s independent auditor. In addition to other responsibilities, the Audit Committee also:

•	Reviews the annual audited and the quarterly consolidated financial statements;
•	Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor’s observations regarding the Company’s internal controls;
•	Reviews earnings press releases prior to issuance;
•	Appoints, oversees, and approves compensation of the independent auditor;
•	Approves all audit and permitted non-audit services provided by the independent auditor;
•	Reviews findings and recommendations of the independent auditor and management’s response to the recommendations of the independent auditor;
•	Recommends whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; and
•	Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the Securities Exchange Commission that have not previously been approved by the Company’s independent directors.
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The Board of Directors has determined that all Audit Committee members are independent and are able to read and understand financial statements. The Board of Directors has also determined that the Chair of the Committee, Luke E Fichthorn III, qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The charter of the Audit Committee (as amended on November 29, 2017) has been formally adopted by the Company and is attached to this Proxy Statement as Appendix A.

Compensation Committee

The primary functions of the Compensation Committee are to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and prepare an annual report on executive compensation to be included in the Company’s proxy statement. In addition, the Compensation Committee:

•	Reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;
•	Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;
•	Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;
•	Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions;
•	Administers the Company’s stock plans; and
•	Reviews and reassesses the Compensation Committee charter for adequacy on an annual basis.

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the 2017 fiscal year or had any relationship requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving on our Board of Directors or Compensation Committee.

The charter of the Compensation Committee (as amended on November 29, 2017) has been formally adopted by the Company and is available at www.patriottrans.com under Corporate Governance.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are to (1) identify individuals who are qualified to serve on the Company’s Board of Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the Board. In addition, the Nominating and Corporate Governance Committee establishes criteria for Board membership.

The charter of the Nominating and Corporate Governance Committee (as adopted on December 3, 2014) has been formally adopted by the Company and is available at www.patriottrans.com under Corporate Governance.

Executive Committee

Edward L. Baker, Thompson S. Baker II and John D. Milton, Jr. (ex officio), comprised the Executive Committee during fiscal year 2017. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors.

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Business Conduct Policies

We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company’s assets and compliance with laws, rules and regulations.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Financial Code of Ethical Conduct and the Code of Business Conduct and Ethics (as adopted on January 28, 2015) are available at www.patriottrans.com under Corporate Governance.

Risk Oversight

The Board of Directors exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the Board of Directors, which in turn, provides guidance on risk appetite, assessment and mitigation.

Board and Committee Self-Assessment

It is a policy of the Company that the Board of Directors and each committee, under the supervision of the Nominating and Corporate Governance Committee, conduct a self-evaluation of their performance at least annually. The self-evaluation process serves to assess the Board’s and the committees’ performance and effectiveness during the previous fiscal year. Each member of the Board and each committee member completes a questionnaire that addresses various aspects of the Board or committee’s meetings, membership, culture, relationship with management and other committees and role and responsibilities and solicits recommendations for the upcoming year.

Communication with Directors

Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, or with our independent directors, by sending a letter to the following address: Board of Directors, Patriot Transportation Holding, Inc., c/o Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

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NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive cash compensation, as well as equity compensation in the form of Patriot stock options. The table below summarizes director compensation arrangements for the Board and for each committee.

All Non-Employee Directors
Annual Retainer	$15,000
Fee Per Meeting Attended	$1,500
Shares to be Granted in Fiscal 2018	4,200
Shares Granted in Fiscal 2017	4,200
Audit Committee
Annual Fee: Chairman	$10,000
Annual Fee: Member	$5,000
Meeting Fees: Chairman(1)	$1,500
Meeting Fees: Member (1)	$1,000
Compensation Committee
Annual Fee: Chairman	$5,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000
Other Committees
Annual Fee: Chairman	$2,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000

(1)	The Audit Committee members receive no meeting fees for the four regularly scheduled quarterly meetings; meeting fees apply only to the extent there are Audit Committee meetings other than and in addition to the four regularly scheduled quarterly meetings.

Fiscal 2017 Director Compensation

The following table summarizes the compensation paid to each of our non-employee directors during fiscal 2017 in connection with his service as a director. All amounts reflect the dollar value of the compensation.

Name	Fees Paid in Cash	Stock Awards (3)(4)	Option Awards	Other Compensation	Total
Edward L. Baker(1)	$70,000	$47,150	—	$3,348	$120,498
Thompson S. Baker II(2)	$37,917	—	—	$2,832	$40,749
John E. Anderson	$39,000	$107,100	—	—	$146,100
Luke E. Fichthorn III	$39,000	$107,100	—	—	$146,100
Charles D. Hyman	$35,500	$107,100	—	—	$142,600

(1)	Mr. Baker serves as the Chairman Emeritus and as a director of the Company. Mr. Baker does not receive any director fees; his compensation arrangement with the Company is related to his service as the Chairman Emeritus. In fiscal year 2017, Mr. Baker received a base salary of $70,000 and $3,348 in other compensation, which includes 401(k) matching, medical reimbursement, life insurance and perquisites. On January 25, 2017, Mr. Baker was awarded 1,849 shares of the Company’s common stock in connection with his services as the Chairman Emeritus.
(2)	Mr. Baker serves as Chairman of the Board of Directors. Mr. Baker’s compensation arrangements for fiscal year 2017 are discussed in more detail in the “Executive Compensation” section below. Effective in calendar year 2018, Mr. Baker will receive the same compensation as other non-employee directors.
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(3)	On January 25, 2017. Messrs. Anderson, Fichthorn and Hyman were awarded 4,200 shares, and Mr. Edward L. Baker was awarded 1,849 shares, of the Company’s common stock. The value was determined using the closing price of the Company’s common stock on the Nasdaq Stock Market on January 25, 2017, which was $25.50.
(4)	For stock awards, the aggregate grant date fair value was computed in accordance with FASB Topic 718(Column (c)).

Non-Employee Director Stock Options

Except for stock options held by Thompson S. Baker II, which were granted in connection with his former employment with the Company (as further discussed in the “Executive Compensation” section below), none of our non-employee directors holds any options to purchase stock of the Company.

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SECURITIES OWNERSHIP

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned by each of the Company’s directors, director nominees and executive officers of the Company as a group as of September 30, 2017:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
James N. Anderson IV	1,731	*
John E. Anderson	34,533	1.05%
Edward L. Baker	170,742(2)	5.17%
Thompson S. Baker II	193,166(3)	5.82%
Luke E. Fichthorn III	41,9384)	1.27%
Charles D. Hyman	8,867	*
John D. Klopfenstein	10,245	*
John D. Milton, Jr.	53,820	1.60%
Robert E. Sandlin	28,903	*
Total:	402,855(5)	11.83%

* Less than 1%

(1)	The preceding table includes the following shares held under the Company’s profit sharing plan and shares underlying options that are exercisable within 60 days of September 30, 2017:
Name of Beneficial Owner	Shares Under Profit Sharing Plan	Shares Under Option Exercisable Within 60 Days
James N. Anderson IV	0	482
John E. Anderson	0	0
Edward L. Baker	0	0
Thompson S. Baker II	7	14,915
Luke E. Fichthorn III	0	0
Charles D. Hyman	0	0
John D. Klopfenstein	3,602	6,543
John D. Milton, Jr.	0	53,820
Robert E. Sandlin	4,077	28,904
(2)	Mr. Baker’s reported ownership also includes 141,091 shares held in a trust for the benefit of Edward L. Baker and his family members for which Edward L. Baker serves as trustee. Mr. Baker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(3)	Mr. Baker’s reported ownership includes 141,091 shares held in a trust for the benefit of Edward L. Baker and his family members for which he and Edward L. Baker serve as trustees. Mr. Baker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Baker’s reported ownership also includes 733 shares directly owned by Mr. Baker’s spouse, 2,193 shares held for the benefit of Mr. Baker’s minor children and 13 shares held in his Company’s profit sharing plan and his employee stock purchase plan.
(4)	Includes 100 shares owned by the spouse of Mr. Fichthorn as to which he disclaims any beneficial interest and 3,000 shares owned by the M/B Disbro Trust, of which Mr. Fichthorn is a co-trustee and income beneficiary.
(5)	The beneficial ownership for Messrs. Edward L. Baker and Thompson S. Baker II each include 141,091 shares held by a trust for the benefit of Mr. Edward L. Baker for which they serve as co-trustees. The shares have only been counted once for the purpose of calculating the beneficial ownership total for all officers and directors as a group.
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Shareholders Holding More Than Five Percent of Common Stock

The following table shows the number of shares of the Company’s common stock beneficially owned by each person (or group of people) known by the Company to beneficially own more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company’s common stock on September 30, 2017:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Edward L. Baker John D. Baker II Thompson S. Baker II Edward L. Baker II 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202	170,742(1) 468,249(1) 193,166(1) 403,591(1)	5.17% 14.17% 5.82% 12.22%
Sarah B. Porter and Cynthia P. Ogden, as trustees for the separate trust for Sarah B. Porter created under the Cynthia L’Engle Baker Trust u/a/d April 30, 1965 1165 5th Avenue #10-D New York, NY 10029	304,637	9.22%
Royce & Associates, LP 745 Fifth Avenue New York, NY 10151	194,864(2)	10.48%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	293,629(3)	8.91%
PVAM Perlus Microcap Fund L.P. 5th Floor, 37 Esplande St. Hellier Jersey Channel Islands JE1 2TR PVAM Holdings Ltd. 5th Floor, 6th St. Andrew Street London, EC4A 3AE, United Kingdom Pacific View Asset Management (UK) LLP 5th Floor, 6th St. Andrew Street London, EC4A 3AE, United Kingdom	298,265(4)	9.03%

(1)	The beneficial ownership for Messrs. John D. Baker II and Edward L. Baker II includes 371,158 shares held in a trust for the benefit of John D. Baker II and his family members for which John D. Baker II and Edward L. Baker II serve as trustees. John D. Baker II and Edward L. Baker II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. See the tables in the section of this Proxy Statement entitled “Directors, Director Nominees and Executive Officers” and the accompanying notes for further details on shares beneficially owned by Edward L. Baker and Thompson S. Baker II.
(2)	In a Schedule 13G filed with the SEC on January 11, 2017, Royce & Associates, LP reported that, as of December 31, 2016, it had sole voting and dispositive power with respect to 194,864 shares of Patriot common stock.
(3)	In a Schedule 13G filed with the SEC on February 7, 2017, T. Rowe Price Associates, Inc. reported that, December 31, 2016, it had sole voting power with respect to 34,546 shares of the Company’s common stock and sole dispositive power with respect to 293,629 shares of the Company’s common stock, which number includes 257,233 shares of the Company’s common stock to which T. Rowe Price Small Cap Value Fund, Inc. has sole voting power.
(4)	In a Schedule 13G filed with the SEC on February 10, 2017, PVAM Perlus Microcap Fund L.P., PVAM Holdings Ltd. and Pacific View Asset Management (UK) LLP reported that, as of December 31, 2016, each had shared voting and dispositive power with respect to 298,265 shares of common stock of the Company.
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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and beneficial owners of 10% or more of the Company’s outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except as follows: (i) reports filed on Form 4 relating to stock options granted to the Company’s executive officers on November 16, 2016 were filed on November 21, 2016, (ii) report filed on Form 4 in connection with Mr. Anderson’s stock grant on January 25, 2017 in connection with his director compensation was filed on January 30, 2017 and (iii) report filed on Form 4 in connection with Mr. Sandlin’s stock appreciation right granted on December 21, 2016 was filed on December 11, 2017.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our compensation philosophy and all material elements of the compensation we provide to the individuals who served as Chief Executive Officer and Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2017 (the “named executive officers”). Each of our named executive officers has served as an employee of the Company for the past five years, and in most cases, for many years.

Name	Title	Age	Position Since(1)
Robert E. Sandlin	President and CEO(2)	56	3/13/2017
Thompson S. Baker II	Former President and CEO(3)	59	10/1/2010
John D. Milton, Jr.	Executive Vice President and CFO(4)	72	6/16/2008
Matthew C. McNulty	VP of Administration(5)	43	5/23/2017
John D. Klopfenstein	Controller and Chief Accounting Officer	54	3/1/2003
James N. Anderson IV	VP of Safety and Risk Management (6)	55	2/16/2013

(1)	The dates reflected in this column are the dates on which each named executive officer was appointed to his position with the Company, or, if prior to January 30, 2015, the date on which such officer was appointed to his position with FRPH prior to the Spin-off.
(2)	Mr. Sandlin also served as Vice President of the Company from February 16, 2005 until March 13, 2017.
(3)	Mr. Baker resigned from his position as President and Chief Executive Officer on March 13, 2017.
(4)	Mr. Milton was appointed as the Executive Vice President and Chief Legal Officer effective October 1, 2017.
(5)	Mr. McNulty also served as Director of Corporate Development from October 3, 2003 until May 23, 2017. Mr. McNulty was appointed as the Vice President and Chief Financial Officer of the Company effective October 1, 2017.
(6)	Mr. Anderson has also served as the Vice President of Safety for Florida Rock & Tank Lines, Inc. since 2000.

Executive Summary

Linking Compensation to Performance

The objective of our compensation program is to attract, retain and motivate talented leaders who will act in support our strategic objectives and core values to maximize shareholder value. We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals. Our compensation program is designed to motivate our executive officers to achieve positive short- and long-term results for our shareholders. For fiscal year 2017, the Company’s targeted a compensation mix comprised of 36% cash-based incentive compensation.

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Total Shareholder Return

The following table and graph compare the performance of the Company’s common stock to that of the Total Return Index for The NASDAQ Stock Market-US Index and The NASDAQ Trucking and Transportation Stock Index for the period commencing February 2, 2015 and ending on September 30, 2016. The graph assumes that $100 was invested on February 2, 2015 in the Company’s common stock and in each of the indices and assumes the reinvestment of any dividends.

	2/2015	3/2015	6/2015	9/2015	12/2015	3/2016	6/2016	9/2016	9/2017
Patriot	$100	$109	$107	$105	$98	$88	$85	$90	$87
NASDAQ Composite	$100	$106	$108	$100	$108	$106	$105	$116	$143
NASDAQ Transportation	$100	$105	$97	$92	$92	$96	$86	$94	$132

The Role of Our Compensation Committee

Our Compensation Committee establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. In fiscal year 2017, Messrs. John E. Anderson, Luke E. Fichthorn III, and Charles D. Hyman served as members of the Compensation Committee. Each member of the Compensation Committee qualifies as (i) an independent director under the listing standards of The Nasdaq Stock Market and (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act. Additionally, no member of the Compensation Committee accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries (other than fees received due to services on the Board and its committees or fixed amounts of compensation under the Company’s retirement plans for prior service with the Company).

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The Compensation Committee makes all final decisions regarding the compensation of our executive officers. When considering individual compensation for executive officers, the Committee takes many factors into account, including the individual’s performance, tenure, experience and responsibilities; the performance of the Company; retention considerations; the recommendations of management; the individual’s historic compensation; and the results of the shareholder advisory vote on executive compensation.

Our Philosophy and Objectives

We Focus on Strategic Objectives. Our compensation decisions are driven by Patriot’s business strategy. It is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company’s growth with the ultimate objective of improving shareholder value. We intend that our compensation decisions will attract and retain leaders and motivate them to achieve Patriot’s strategic objectives.

We Believe in Pay for Performance. We believe that pay should be directly linked to performance. This philosophy has guided many compensation-related decisions. A substantial portion of executive officer compensation usually is contingent on, and variable with, achievement of objective business unit and/or individual performance objectives. Our stock incentive plan prohibits discounted stock options, reload stock options and re-pricing of stock options. Our executive officers do not accrue additional benefits under any other supplemental executive retirement plan.

Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility.

Compensation Should be Reasonable and Responsible. It is essential that Patriot’s overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to reflect the understanding that this Company belongs to our shareholders.

Variable Performance-Based Pay as a Percentage of Potential Compensation. The Compensation Committee believes that both long and short term compensation of executive officers should correlate to the achievement of the Company’s financial objectives.

Benchmarking

The compensation program is designed to integrate with the Company’s business plan and the opportunities and challenges facing the Company in an ever-evolving business environment. Accordingly, the Compensation Committee does not use predetermined guidelines or benchmarking to determine the elements and levels of compensation for our executive officers or to allocate between cash and long term or equity incentives.

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“Say on Pay” Advisory Vote on Executive Compensation

We have included a non-binding advisory vote on our executive compensation program (also referred to as a “say on pay” proposal) in our Proxy Statement this year. The Compensation Committee believes that the say on pay vote is important to solicit shareholder feedback on our compensation approach. We value the opinions of our shareholders and will consider the outcome of the 2017 say on pay vote when designing our compensation programs and policies and making compensation decisions.

Compensation Components

Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a base monthly income. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, internal pay equity and the tax deductibility of base salary. As part of determining annual increases, the Committee also considers the Chief Executive Officer’s written recommendations, the observations of the Chief Executive Officer and of the Compensation Committee members regarding individual performance and internal pay equity considerations.

Pursuant to the Transition Services Agreement, 50% of the fiscal year 2017 base salaries for Messrs. Baker, Milton and Klopfenstein were attributable to FRPH and 50% were attributable to Patriot. The base salaries for Messrs. Baker, Milton and Klopfenstein set forth throughout this Proxy Statement for fiscal year 2017 and prior years reflects only the portion of their executive compensation awards attributable to the Company.

Prior to March 13, 2017, 50% of Mr. McNulty’s base salary for fiscal year 2017 was attributable to FRPH . In connection with Mr. McNulty’s appointment as the Vice President of Administration of the Company, 100% of Mr. McNulty’s base salary is now attributable to the Company, effective March 13, 2017. The base salary amounts for Mr. McNulty set forth throughout this Proxy Statement for fiscal years 2017 and prior years reflects only the portion of his base salary that was attributable to Patriot.

Messrs. Sandlin’s and Anderson’s employment with the Company (and former employment with FRPH) relates solely to the transportation business. As such, 100% of the base salaries for Messrs. Sandlin and Anderson are attributable to Patriot for fiscal year 2017. Accordingly, the information relating to the base salaries for Messrs. Sandlin and Anderson set forth throughout this Proxy Statement for fiscal year 2017 and prior years reflects the their total compensation awards for each fiscal year.

We set base salaries on a calendar year basis. In light of the Company’s performance in fiscal year 2017, we granted only modest increases to the named executive officers’ base salaries for fiscal year 2018, except that (i) we increased Mr. Sandlin’s base salary by 8% in light of his additional responsibilities as Chief Executive Officer, and (ii) we increased Mr. McNulty’s base salary by 23% in light of his promotion to Chief Executive Officer and (iii) we reduced Mr. Milton’s compensation by 50% in light of his reduced role with the Company. The following table reflects the base salaries for our named executive officers in 2017 and 2018, as well as the percentage by which each named executive officer’s base salary increased in 2018.

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Name and Title	2017 Base Salary	2018 Base Salary	% Increase from 2017
Robert E. Sandlin, President and CEO(1)	$300,586	$325,000	8%
Thompson S. Baker II, Former President and CEO(2)	$37,917	N/A	N/A
Matthew C. McNulty, Vice President of Administration(3)	$170,232	$210,000	23%
John D. Milton, Jr., Executive Vice President and CFO(2)(4)	$103,000	$50,000	0%
John D. Klopfenstein, Controller and Chief Accounting Officer(2)	$101,948	$104,000	2%
James N. Anderson IV, VP of Safety and Risk Management	$164,800	$168,096	2.5%

(1)	Mr. Sandlin, who previously served as the Vice President of the Company and President of Florida Rock & Tank Lines, Inc. was appointed as President and Chief Executive Officer of the Company on March 13, 2017.
(2)	In addition to the base salaries reflected in this table, Messrs. Baker, Milton and Klopfenstein received a base salary in the same respective amounts shown this table in connection with their employment with FRPH (except with respect to Mr. Milton’s 2018 base salary, discussed at footnote 4 below). Mr. Baker was awarded a base salary of $222,798 for fiscal year 2017 with respect to his employment with the Company, but resigned from his position as President and Chief Executive Officer on March 13, 2017.
(3)	Mr. McNulty, who previously served as the Director of Corporate Development of the Company and FRPH, became a full-time employee of the Company on March 13, 2017, on which date 100% of his compensation became attributable to the Company. Mr. McNulty was appointed as the Vice President of Administration on May 23, 2017 and was subsequently appointed as the Vice President and Chief Financial Officer of the Company effective October 1, 2017. Accordingly, the amount shown for Mr. McNulty’s base salary for fiscal year 2017 reflects only the portion of his base salary that was attributable to Patriot, and the amount shown for his 2018 base salary reflects 100% of his base salary.
(4)	Effective October 1, 2017, Mr. Milton’s capacity with Patriot changed, and he was appointed as the Executive Vice President and General Counsel of the Company. In connection therewith, effective October 1 2017, 25% of Mr. Milton’s executive compensation awards became attributable to Patriot, and 75% became attributable to FRPH under the Transition Services Agreement (a modification to the 50/50 allocation between Patriot and FRPH in previous years). The amount shown for Mr. Milton’s 2018 base salary reflects only that portion of his base salary that is attributable to Patriot.

Cash Incentive Compensation

The Patriot Transportation Holding, Inc. Management Incentive Compensation Plan (the “MIC Plan”) provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. Performance goals under the MIC Plan are determined by the Compensation Committee and are tied to measures of operating performance rather than appreciation in stock price.

We believe that after-tax return-on-capital employed (“ROCE”) is an important measure of performance in an asset-intensive business, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. For purposes of the cash bonus calculation, ROCE is defined as the Company’s net income excluding the after-tax cost of financing, divided by its total monthly average capital employed (excluding the effect of prepaid insurance premiums to a captive insurer). The annual bonus pool is determined by the Company’s ROCE, subject to a threshold target and maximum amount, and individual awards are determined by the achievement of individual performance goals by each named executive officer, all of which is set by the Compensation Committee on an annual basis. Each year, a portion of each named executive officer’s cash bonus is contingent upon a determination that the internal control over financial reporting for the company was effective during the applicable year.

Historically, and prior to the Spin-off, cash incentive compensation awarded to Messrs. Baker, Milton, McNulty and Klopfenstein was based on performance goals relating to the real estate and transportation segments of FRPH. Following the Spin-off, Messrs. Baker, Milton, McNulty and Klopfenstein each became eligible to receive a cash bonus from FRPH if the real estate performance goals were met and a cash bonus from Patriot if transportation-related performance goals were met. Information relating to cash bonuses awarded to Messrs. Baker, Milton, McNulty and Klopfenstein set forth throughout this Proxy Statement for fiscal year 2017 and previous years reflects only cash bonuses awards relating to the performance of Patriot.

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The following table describes the performance objectives and potential bonuses for the named executive officers for fiscal years 2017 and 2018.

Name	Year	Maximum Bonus as a % of Salary(1)	ROCE to Achieve Maximum Bonus(1)
Robert E. Sandlin(2) President & CEO	2018	110%	8.7%
	2017	110%	13.0%
Thompson S. Baker II(3) Former President & CEO	2018	N/A	N/A
	2017	100%	12.0%
Matthew C. McNulty(4) Vice President of Administration	2018	77%	8.7%
	2017	60%	12.0%
John D. Milton, Jr.(5) Executive VP & CFO	2018	100%	8.6%
	2017	100%	12.0%
John D. Klopfenstein Controller and Chief Accounting Officer	2018	50%	8.6%
	2017	50%	12.0%
James N. Anderson IV VP of Safety and Risk Management	2018	77%	8.7%
	2017	77%	13.0%

(1)	Bonus awards are prorated based on the Company’s ROCE, subject to a threshold. The threshold ROCE for fiscal years 2017 and 2018 are 9.0% and 4.8%, respectively. The Company’s target ROCE for fiscal years 2017 and 2018 are 10.0% and 5.8%, respectively. Achievement of bonus awards is subject further to the achievement of individual performance goals. In fiscal year 2017, the Company did not achieve the threshold ROCE, and therefore, named executive officers did not receive cash bonus compensation.
(2)	Mr. Sandlin, who previously served as the Vice President of the Company and President of Florida Rock & Tank Lines, Inc. was appointed as President and Chief Executive Officer of the Company on March 13, 2017.
(3)	In addition to his bonus eligibility with the Company for fiscal year 2017, Mr. Baker was also eligible to receive a bonus up to the percentage shown in this table based on the performance of FRPH. Mr. Baker resigned from his position as President and Chief Executive Officer on March 13, 2017 and is no longer employed by the Company.
(4)	Mr. McNulty, who previously served as the Director of Corporate Development of the Company and FRPH, became a full-time employee of the Company on March 13, 2017, on which date he ceased to receive compensation from FRPH. Mr. McNulty was appointed as the Vice President of Administration on May 23, 2017 and was subsequently appointed as the Vice President and Chief Financial Officer of the Company effective October 1, 2017.
(5)	In addition to his bonus eligibility with the Company for fiscal year 2017, Mr. Milton was also eligible to receive a bonus up to the percentage shown in this table based on the performance of FRPH, and is eligible for the same in fiscal year 2018. Effective October 1, 2017, Mr. Milton was appointed as the Executive Vice President and General Counsel of the Company.

Cash-based incentive compensation comprises a significant portion of the potential total compensation of the named executive officers. The Company’s target cash incentive compensation for fiscal year 2017, which assumes the achievement of the maximum ROCE and 100% of individual performance objectives, was approximately 37% of total executive compensation awards. In fiscal year 2017, the Company did not achieve the target ROCE set by the Compensation Committee, and as a result, the executive officers were not awarded any cash bonus incentive compensation.

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Equity Compensation

Under our compensation program, executive officers are eligible to receive equity awards under the Patriot Transportation Holding, Inc. Equity Incentive Plan (“Equity Incentive Plan”). We believe that long-term equity incentives motivate executives to make decisions that focus on long-term growth, thereby increasing shareholder value, and serve to align our executive officers’ interests with the Company’s shareholders. When our executives deliver sustained returns to our shareholders, equity incentives permit an increase in their own compensation.

The table below shows the following stock option awards approved by the Compensation Committee for fiscal 2017 and 2018. In making these grants, the Compensation Committee considered each executive officer’s performance, total compensation package, value to the Company and prior stock option grants.

Name	2017 Option Grant	2018 Option Grant
Robert E. Sandlin(1) President & CEO	13,130	14,435
Thompson S. Baker II(2) Former President & CEO	13,130	N/A
Matthew C. McNulty(3) Vice President of Administration	N/A	19,525
John D. Milton, Jr.(4) Executive VP & former CFO	10,975	0
John D. Klopfenstein(5) Controller and Chief Accounting Officer	3,545	0
James N. Anderson IV VP of Safety and Risk Management	--	0

(1)	Mr. Sandlin, who previously served as the Vice President of the Company and President of Florida Rock & Tank Lines, Inc. was appointed as President and Chief Executive Officer of the Company on March 13, 2017. In addition to the stock option awards noted in the table above, Mr. Sandlin also received stock appreciation rights in fiscal year 2016, which is discussed further below.
(2)	In addition to his stock option grant by the Company in fiscal year 2017, Mr. Baker also received a stock option grant from FRPH in connection with his service as an executive officer of FRPH. Mr. Baker resigned from his position as President and Chief Executive Officer on March 13, 2017 and is no longer employed by the Company.
(3)	Mr. McNulty, who previously served as the Director of Corporate Development of the Company was appointed as the Vice President of Administration on May 23, 2017. Mr. McNulty was subsequently appointed as the Vice President and Chief Financial Officer of the Company effective October 1, 2017. Mr. McNulty was awarded 9,420 stock options on October 5, 2017 in connection therewith. Mr. McNulty was awarded an additional 10,105 stock options on November 29, 2017 in connection with the grant of annual stock option awards to executive officers.
(4)	In addition to his stock option grant by the Company in fiscal year 2017, Mr. Milton also received a stock option grant from FRPH in connection with his service as an executive officer of FRPH, and he is eligible to receive the same in fiscal year 2018. Effective October 1, 2017, Mr. Milton was appointed as the Executive Vice President and General Counsel of the Company.
(5)	In addition to his stock option grant by the Company in fiscal year 2017, Mr. Klopfenstein also received a stock option grant from FRPH in connection with his service as an executive officer of FRPH, and he is eligible to receive the same in fiscal year 2018.

All of the options granted under the Equity Incentive Plan vest 20% per year beginning the first anniversary of the grant date, except for Mr. Milton’s options, which vest immediately. All options expire on the tenth anniversary of the grant date, have a per share option price of the closing price of the Company’s common stock on the grant date, do not include “reload” provisions, prohibit re-pricing (unless approved by the shareholders).

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On December 21, 2016, Mr. Sandlin was granted 80,000 stock appreciation rights. The market price on the date of the grant was $23.13. This award will vest upon the satisfaction of 2 vesting conditions: (1) the average closing price of the Company’s common stock must exceed $30.40 for a period of at least 60 consecutive days, and (2) Mr. Sandlin must continue to serve as President of Florida Rock & Tank Lines, Inc. until his 65th birthday. Mr. Sandlin’s compensation under this award, if it should vest, will be no less than $500,000.

The Committee believes that equity compensation is an important element of overall compensation. At the same time, the Committee recognizes that equity grants impose a dilution cost to the shareholders. The Committee plans to continue to strategically evaluate the use of equity compensation as a tool to motivate management.

Health and Welfare Benefits

In addition to participating in the same health and welfare plans, including our 401(k) plan, as do our other salaried employees, our executive officers participate in a supplemental medical expense reimbursement plan.

Severance and Change of Control Agreements

On December 5, 2007, the Company entered into change-in-control agreements with Messrs. Sandlin and Klopfenstein. The agreements are “double trigger” agreements that will pay benefits to Messrs. Sandlin and Klopfenstein, under certain circumstances, if they are terminated following a change-in-control of the Company or a sale of their particular business unit. The agreements provide that each will be entitled to receive an amount equal to two times his base salary plus maximum bonus if, during the two years after a change-in-control or sale of Florida Rock & Tank Lines, Inc. his employment is terminated other than for “cause” or he resigns for “good reason.” In addition, Messrs. Sandlin and Klopfenstein will become fully vested in his stock options and restricted stock.

For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer, (iii) repeated and continued failure by the executive to carry out, in all material respects, the employer’s reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive’s duties, responsibilities, reporting obligations, title or authority.

We believe these change-in-control arrangements, the value of which are contingent on a change of control transaction, effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These change of control arrangements for our executive officers are “double trigger,” meaning that acceleration of vesting is not awarded upon a change of control unless the executive’s employment is terminated involuntarily (other than for cause) or by the executive for good reason within 24 months following the transaction. We believe this structure strikes a proper balance by not providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment.

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Personal Benefits

Our executives receive a limited number of personal benefits, certain of which are considered taxable income to them. These benefits are referred to as “Other Compensation” and are described in the “Summary Compensation Table” and related footnotes.

Compensation Policies

Internal Pay Equity. We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

Compensation Risk Assessment. The Compensation Committee considers the risks that may result from the Company’s compensation policies and practices.  The Compensation Committee believes that our compensation policies and practices for our executives are reasonable and properly align their interests with those of our shareholders. The Compensation Committee believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual incentive compensation tied to return on capital employed encourages actions that promote profitability. Our equity-based incentives further align the interest of our executives with the long term interests of our shareholders. In addition, we believe that there are significant checks in place so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

Tax Deductibility of Compensation Should be Maximized Where Appropriate. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

It is a policy of the Board of Directors that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Clawback Policy

It is our policy, under the Patriot Transportation Holding, Inc. Equity Incentive Plan, that any equity compensation granted to executives subject to recovery under any law, regulation or listing requirement will be subject to deductions and clawback as required by such law, regulation or listing requirement.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:                 John E. Anderson, Luke E. Fichthorn III and Charles D. Hyman

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table sets forth information concerning the compensation of our named executive officers for fiscal years 2017, 2016 and 2015.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Base Salary(1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	Other Compensation (5)(6)	Total
Robert E. Sandlin President and CEO(7)	2017	$297,696	$100,000	---	$70,914	$27,453	$496,063
	2016	$289,410	$118,700	$137,576	---	$20,999	$566,685
	2015	$267,458	$100,000	$224,675	---	$18,968	$511,101
Thompson S. Baker II Former President and CEO(8)	2017	$100,489	$100,000	---	---	$9,032	$209,521
	2016	$214,725	$100,000	$100,313	---	$19,075	$444,113
	2015	$208,357	$200,000	---	---	$25,243	$233,600
John D. Milton, Jr. Executive VP and CFO(9)	2017	$102,250	$45,000	---	---	$12,879	$160,129
	2016	$95,625	$45,000	$62,554	---	$13,841	$217,020
	2015	$82,500	$87,972	---	---	$13,451	$95,951
Matthew C. McNulty VP of Administration(10)	2017	$130,265	---	---	---	$4,452	$134,717
	2016	$81,653	---	$28,097	---	$3,023	$112,773
	2015	$77,945	---	$33,165	---	$3,317	$114,427
John D. Klopfenstein, Controller and CAO	2017	$101,206	$27,000	---	---	$12,894	$141,100
	2016	$98,258	$27,000	$31,970	---	$14,837	$172,065
	2015	$92,400	$54,000	$41,197	---	$5,927	$139,524
James N. Anderson IV, VP of Safety and Risk Management	2017	$163,600	---	---	---	$7,082	$170,682
	2016	$160,811	$10,506	$30,464	---	$7,660	$209,441
	2015	$151,189	---	$56,470	---	$5,337	$212,996

(1)	Following the Spin-off, Messrs. Baker (until March 13, 2017), Milton, Klopfenstein and McNulty (until March 13, 2017) remained employed by both the Company and FRPH and received a base salary from each company. The base salaries for Messrs. Baker, Milton, McNulty and Klopfenstein shown in the table for fiscal year 2017 and prior years reflect only the portion of each officer’s base salary that is attributable to the Company. With respect to Mr. McNulty’s 2017 base salary, prior to March 13, 2017, 50% of Mr. McNulty’s base salary was attributable to FRPH, and on such date 100% of his compensation became attributable to the Company. For additional information, see the section entitled “Compensation Discussion and Analysis – Compensation Components- Base Salary” in this Proxy Statement.
(2)	Amounts reflect the Black-Scholes value at the time of the grant. In fiscal years 2017 and 2016, Messrs. Baker, Milton and Klopfenstein were awarded options to purchase common stock of FRPH in addition to the options awarded by Patriot shown in the table. Option awards shown in the table for all named executive officers for fiscal year 2015 were granted by FRPH prior to the Spin-off and reflect the values of each officer’s total option awards for such years. On February 3, 2015, options granted prior to the Spin-off were canceled and replacement options to purchase Patriot common stock and FRPH common stock were issued. The replacement options have a combined intrinsic value equal to the intrinsic value of the original option to purchase FRPH common stock granted by FRPH. The options were equitably adjusted to preserve the ratio of the exercise price to the fair market value of FRPH common stock on the date of the Spin-off.
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(3)	This column represents amounts paid under the MIC Plan. The performance objectives and threshold and target performance levels for these executives are described under the “Compensation Discussions and Analysis- Compensation Components- Cash Incentive Compensation” section of this Proxy Statement. Following the Spin-off, Messrs. Baker (until March 13, 2017), Milton, Klopfenstein and McNulty (until March 13, 2017) remained employed by both the Company and FRPH and are eligible to receive non-equity incentive compensation from each company. The non-equity incentive compensation for Messrs. Baker, Milton, McNulty and Klopfenstein shown in the table for fiscal year 2017 and prior years reflect only the portion of each officer’s non-incentive compensation that is attributable to Patriot. For additional information, see the section entitled “Compensation Discussion and Analysis – Compensation Components- Cash Incentive Compensation” in this Proxy Statement.
(4)	This amount represents the present value of Mr. Sandlin’s accumulated benefit under the stock appreciation rights using the Black-Scholes model. Vesting of Mr. Sandlin’s stock appreciation rights is subject to a service requirement and a market requirement.
(5)	For 2017, the components of “Other Compensation” were as follows:
Name	Matching Contributions	Personal Use of Company Car	Medical Reimbursement (a)	Miscellaneous(b)
Robert E. Sandlin	$8,210	$5,382	$4,438	$9,423
Thompson S. Baker II	$1,524	$(501)	$7,753	$256
John D. Milton, Jr.	$4,043	$6,583	$1,759	$494
Matthew C. McNulty.	$3,908	$445	--	$139
John D. Klopfenstein	$4,042	$5,827	$2,818	$207
James N. Anderson IV	$5,822	$486	--	$774
(a)	The amounts shown represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.
(b)	The amounts shown under the Miscellaneous column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.
(6)	Following the Spin-off, Messrs. Baker (until March 13, 2017), Milton, McNulty (until March 13, 2017) and Klopfenstein remain employed by both Patriot and FRPH and receive perquisites from each company. The “Other Compensation” for Messrs. Baker, Milton McNulty, and Klopfenstein shown in the table for fiscal year 2017 reflects only the portion of each officer’s Other Compensation that is attributable to Patriot. With respect to Mr. McNulty’s 2017 “Other Compensation”, prior to March 13, 2017, 50% of Mr. McNulty’s “Other Compensation” was attributable to FRPH, and on such date 100% became attributable to the Company.
(7)	Mr. Sandlin, who previously served as the Vice President of the Company and President of Florida Rock & Tank Lines, Inc. was appointed as President and Chief Executive Officer of the Company on March 13, 2017.
(8)	Mr. Baker resigned from his position as President and Chief Executive Officer on March 13, 2017.
(9)	Mr. Milton was appointed as the Executive Vice President and General Counsel effective October 1, 2017.
(10)	Mr. McNulty, who previously served as the Director of Corporate Development of the Company was appointed as the Vice President of Administration on May 23, 2017. Mr. McNulty was subsequently appointed as the Vice President and Chief Financial Officer of the Company effective October 1, 2017.
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Grants of Plan-Based Awards

The following table sets forth information related to equity and non-equity incentive compensation granted under our compensation plans in fiscal years 2017 and 2018:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated future payouts under equity inventive award plans(5)			All Other Option Awards: Number of Securities Underlying Options (#)(8)	Exercise or Base Price of Option Awards ($/Share) (9)	Grant Date Fair Value of Stock and Option Awards(10)
		Threshold (2)	Target (3)	Maximum (4)	Threshold (6)	Target (7)	Maximum (7)
Robert E. Sandlin President and CEO(11)	11/16/16	$66,129	$181,855	$330,645	--	--	--	13,130	$21.25	$100,000
	12/21/16	--	--	--	$500,000	(7)	(7)	80,000	$23.13	$70,914
	11/29/17	$107,250	$178,750	$357,500	--	--	--	14,435	$18.17	$100,000
Thompson S. Baker II Former President and CEO(12)	11/16/16	$44,558	$122,534	$222,789	--	--	--	13,130	$21.25	$100,000
Matthew C. McNulty VP of Administration(13)	11/16/16	$20,428	$56,177	$102,139	--	--	--	--	--	--
	10/5/17	$44,100	$73,500	$161,700	--	--	--	9,420	$19.60	$70,000
	11/29/17	--	--	--				10,105	$18.17	$70,000
John D. Milton, Jr. Executive VP & CFO(14)	11/16/16	$20,600	$56,650	$103,000	--	--	--	10,975	$21.25	$45,000
	11/15/17	$15,000	$26,000	$50,000	--	--	--	--	--	--
John D. Klopfenstein, Controller & Chief Accounting Officer	11/16/16	$10,195	$25,487	$50,974	--	--	--	3,545	$21.25	$27,000
	11/29/17	$15,600	$26,000	$52,000	--	--	--	--	--	--
James N. Anderson IV, VP of Safety & Risk Management	11/16/16	$23,072	$63,448	$126,896	--	--	--	--	--	--
	11/29/17	$35,300	$58,834	$129,434	--	--	--	--	--	--
(1)	Non-equity incentive awards reported on this table were awarded under the Company’s MIC Plan. The performance objectives relating to the achievement of awards under the MIC Plan are described under the section entitled “Compensation Discussion and Analysis – Compensation Components- Cash Incentive Compensation” in this Proxy Statement. The Company did not achieve the threshold ROCE in fiscal year 2017, and therefore, named executive officers did not receive cash bonus compensation.
(2)	Threshold amounts represent, with respect to fiscal year 2017 awards, the amount each named executive officer was eligible to receive in cash bonus compensation upon the Company’s achievement of ROCE of 9.0%, and with respect to fiscal year 2018 awards, the amount each named executive officer was eligible to receive in cash bonus compensation upon the Company’s achievement of ROCE of 4.8%.
(3)	Target amounts represent, with respect to fiscal year 2017 awards, the amount each named executive officer was eligible to receive in cash bonus compensation upon the Company’s achievement of ROCE of 10.0%, and with respect to fiscal year 2018 awards, the amount each named executive officer was eligible to receive in cash bonus compensation upon the Company’s achievement of ROCE of 5.8%
(4)	With respect fiscal year 2017 awards, the maximum amounts represent the amount each named executive officer was eligible to receive in cash bonus compensation upon the Company’s achievement of ROCE of 12%, with respect to Messrs. Baker, McNulty, Milton and Klopfenstein, and 13%, with respect to Messrs. Sandlin and Anderson. With respect fiscal year 2018 awards, the maximum amounts represent the amount each named executive officer was eligible to receive in cash bonus compensation upon the Company’s achievement of ROCE of 8.6%, with respect to Messrs. Milton and Klopfenstein, and 8.7%, with respect to Messrs. Sandlin, McNulty and Anderson.
(5)	Stock appreciation rights reported under this column were granted under the Equity Incentive Plan, which is discussed in the section entitled “Compensation Discussion and Analysis – Compensation Components- Stock Options” in this Proxy Statement.
(6)	The threshold amount represents the minimum amount payable under the stock appreciation right, should it vest.
(7)	The calculation of the amount payable under the stock appreciation right is subject to the fair market value of Company’s stock price at the time of exercise, should the stock appreciation right vest.
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(8)	Stock option awards reported under this column were granted under the Patriot Transportation Holding, Inc. Equity Incentive Plan. Options vest 20% per year beginning the first anniversary of the grant date, except for Mr. Milton’s options, which vest immediately. All options expire on the tenth anniversary of the grant date. The per share option price for all options is the closing price of the Company’s common stock on the grant date.
(9)	Exercise prices reflect the closing market price of the underlying security on the date of the grant.
(10)	The value shown for all option awards reflects the FASB ASC Topic 718 (column l) expense associated with the options using the Black-Scholes pricing model, estimating the fair value of stock options using the following assumptions:

With respect to the options granted on November 16, 2016, (i) risk-free interest rates of 2.03% for the grants to Messrs. Baker, Sandlin and Klopfenstein, and 1.18% for the grant to Mr. Milton, (ii) no dividend yield, (iii) volatility of 30.0% for the grants to Messrs. Baker, Sandlin and Klopfenstein and 26.0% for the grant to Mr. Milton, and (iv) the expected life of stock options of 7 years (and 3 years in the case of the grant to Mr. Milton). The stock options granted to Mr. Milton in fiscal 2015 vest immediately. The stock options granted to Messrs. Baker, Sandlin, Klopfenstein vest ratably over 5 years. All stock options have a term of 10 years.

With respect to the stock appreciation rights granted to Mr. Sandlin on December 21, 2016, (i) risk-free interest rates of 2.60%, (ii) no dividend yield, (iii) volatility of 32.0%, and (iv) the expected life of stock options of 9.12 years. The stock appreciation right vests subject to a service requirement and market requirement.

With respect to the options granted to Mr. McNulty on October 5, 2017, (i) risk-free interest rates of 2.15%, (ii) no dividend yield, (iii) volatility of 32.0%, and (iv) the expected life of stock options of 7 years. The stock options vest ratable over 5 years and have a term of 10 years.

With respect to the options granted to Messrs. Sandlin and McNulty on November 29, 2017, (i) risk-free interest rates of 2.24%, (ii) no dividend yield, (iii) volatility of 32.0%, and (iv) the expected life of stock options of 7 years. The stock options vest ratable over 5 years and have a term of 10 years.

(11)	Mr. Sandlin, who previously served as the Vice President of the Company and President of Florida Rock & Tank Lines, Inc. was appointed as President and Chief Executive Officer of the Company on March 13, 2017.
(12)	Mr. Baker resigned from his position as President and Chief Executive Officer on March 13, 2017 and is no longer employed by the Company.
(13)	Mr. McNulty, who previously served as the Director of Corporate Development of the Company was appointed as the Vice President of Administration on May 23, 2017. Mr. McNulty was subsequently appointed as the Vice President and Chief Financial Officer of the Company effective October 1, 2017.
(14)	Mr. Milton was appointed as the Executive Vice President and General Counsel effective October 1, 2017.
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Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information concerning stock options and restricted stock held by the named executive officers at September 30, 2017.

Certain option awards shown in the table were granted by FRPH prior to the Spin-off. On February 3, 2015, options granted prior to the Spin-off were canceled and replacement options to purchase Patriot common stock (“Patriot Replacement Options”) and options to purchase FRPH common stock were issued. The replacement options have a combined intrinsic value equal to the intrinsic value of the original option to purchase FRPH common stock granted by FRPH. The options were equitably adjusted to preserve the ratio of the exercise price to the fair market value of FRPH common stock on the date of the Spin-off.

Name	Option Awards(1)
	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable(2)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable(2)	Option/SAR Exercise Price(3)	Option/SAR Expiration Date(4)
Robert E. Sandlin President & CEO(7)	4,000	--	$18.838	08/18/2019
	2,535	--	$23.987	12/02/2019
	3,110	--	$19.092	12/01/2020
	3,532	--	$16.595	12/05/2021
	2,378	595	$19.541	12/05/2022
	1,070	713	$30.871	12/04/2023
	823	1,234	$26.769	12/03/2024
	858(5)	1,288(5)	$24.240(5)	10/15/2025
	3,746(5)	5,619(5)	$23.620(5)	11/18/2025
	2,626(5)	10,504(5)	$21.250(5)	11/17/2026
	--	80,000(6)	$23.12	N/A(6)
Thompson S. Baker II Former President & CEO(8)	4,758	1,189	$19.541	12/05/2022
	2,140	1,427	$30.871	12/04/2023
	1,645	2,468	$26.769	12/03/2024
	3,746(5)	5,619(5)	$23.620(5)	11/18/2025
	2,626(5)	10,504(5)	$21.250(5)	11/17/2026
John D. Milton, Jr., Executive VP & CFO(9)	10,000	--	$21.441	06/15/2018
	10,000	--	$18.236	06/15/2019
	2,500	--	$23.987	12/02/2019
	2,500	--	$19.092	12/01/2020
	2,500	--	$16.595	12/05/2021
	2,500	--	$19.541	12/05/2022
	2,500	--	$30.871	12/04/2023
	3,125	--	$26.769	12/03/2024
	7,220(5)	--	$23.620(5)	11/18/2025
	10,975(5)	--	$21.250(5)	11/17/2026
John D. Klopfenstein Controller & Chief Accounting Officer	1,000	--	$23.987	12/02/2019
	1,000	--	$19.092	12/01/2020
	1,000	--	$16.595	12/05/2021
	800	200	$19.541	12/05/2022
	578	385	$30.871	12/04/2023
	444	666	$26.769	12/03/2024
	1,012(5)	1,518(5)	$23.620(5)	11/18/2025
	709(5)	2,836(5)	$21.250(5)	11/17/2026
James N. Anderson IV VP of Safety and Risk Management	1,206(5)	--	$24.24(5)	10/15/2025

(1)	Stock options granted to Mr. Milton vest immediately. The stock options granted to Messrs. Baker, Sandlin and Klopfenstein and Anderson vest ratably over 5 years. All stock options have a term of 10 years.
(2)	This column reflects options exercisable within 60 days of September 30, 2017. Except as set forth in footnote 5, the number of securities underlying unexercised options exercisable reflects the number of Patriot Replacement Options granted at the time of the Spin-off.

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(3)	Except as set forth in footnote 5, the exercise price reflects the exercise price of Patriot Replacement Options granted at the time of the Spin-off.
(4)	Except as set forth in footnote 5, the expiration date reflects the number of Patriot Replacement Options granted at the time of the Spin-off.
(5)	Stock option award was granted after the Spin-off and directly by the Company.
(6)	SARs vest upon the achievement of (i) the achievement of a common stock price of $30.40 for a period of at least 60 days and (ii) Mr. Sandlin’s continued service as the President of Florida Rock & Tank Lines, Inc. until his 65th birthday.
(7)	Mr. Sandlin, who previously served as the Vice President of the Company and President of Florida Rock & Tank Lines, Inc. was appointed as President and Chief Executive Officer of the Company on March 13, 2017.
(8)	Mr. Milton was appointed as the Executive Vice President and General Counsel effective October 1, 2017.

Option Exercises and Stock Vested

In fiscal year 2017, none of our named executive officers exercised stock options, and no restricted stock held by our named executive officers vested.

Nonqualified Deferred Compensation

On December 21, 2016, Mr. Sandlin was granted 80,000 stock appreciation rights. The market price on the date of the grant was $23.13. This award will vest upon the satisfaction of 2 vesting conditions: (1) the average closing price of the Company’s common stock must exceed $30.40 for a period of at least 60 consecutive days, and (2) Mr. Sandlin must continue to serve as President of Florida Rock & Tank Lines, Inc. until his 65th birthday. Mr. Sandlin’s compensation under this award, if it should vest, will be no less than $500,000.

RELATED PARTY TRANSACTIONS

Transactions With Bluegrass Materials Company, LLC.

Patriot provided information technology services to Bluegrass Materials Company, LLC.  Mr. John Baker, brother of Edward L. Baker and uncle of Thompson S. Baker II, serves as Chairman of Bluegrass Materials, LLC, and his son, Edward L. Baker II, serves as its Chief Executive Officer.  Messrs. John Baker and Edward L. Baker II have a beneficial ownership interest in Bluegrass Materials, LLC. During fiscal 2017, Bluegrass Materials paid $16,000 to the Company for such information technology services.

In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Transactions With FRP Holdings, Inc.

In connection with the Spin-off, which is discussed in the section entitled “Separation of the Company From FRP Holdings, Inc.” in this Proxy Statement, we entered into a Separation and Distribution Agreement, a Tax Matters Agreement, an Employee Matters Agreement and a Transition Services Agreement, which provide a framework for our relationships with FRPH after the Spin-off. These agreements provide for the allocation between Patriot and FRPH of the assets, liabilities, and obligations of FRPH and its subsidiaries, and govern the relationships between Patriot and FRPH (including with respect to transition services, employee matters, real property matters, tax matters, and certain other commercial relationships). This summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements, which are listed as exhibits to the Company’s Current Report on Form 8-K filed on February 3, 2015.

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In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Transactions With Vulcan Materials Company

The Company received revenues from Vulcan Materials Company in the amount of $2,095 during fiscal year 2017. Thomson S. Baker II, current director and former Chief Executive Officer of the Company, is currently serving as the Senior Vice President of Vulcan Materials Company. Mr. Baker resigned from his position as Chief Executive Officer of the Company on March 13, 2017 in connection with his acceptance of his position with Vulcan Materials Company.

Policies and Procedures

The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company’s independent directors. This responsibility is set forth in writing in our Audit Committee Charter, a copy of which charter is available at www.patriottrans.com under Corporate Governance. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Patriot in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the Board of Directors. A copy of our Code of Business Conduct and Ethics is available at www.patriottrans.com under Corporate Governance.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company’s independent registered public accounting firm. During fiscal year 2017, the Audit Committee held four formal meetings. A copy of the Audit Committee (as amended on November 29, 2017) is attached to this Proxy Statement as Appendix A.

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In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence and has discussed with the independent auditor the auditor’s independence from the Company and its management. The Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, for filing with the Securities and Exchange Commission.

Submitted by:	John E. Anderson
Luke E. Fichthorn III
Charles D. Hyman
Members of the Audit Committee

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hancock Askew & Co., LLP (“HA”) to serve as the Company’s independent registered public accounting firm, subject to satisfactory negotiation of an annual fee agreement. Representatives of HA are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

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Audit and Non-Audit Fees

The following table presents fees billed or to be billed by the Company’s independent registered public accounting firm for the audit of the Company’s financial statements for fiscal years 2017 and 2016 and for other services performed during such periods.

	2017	2016
Audit Fees (1)	$132,635.11	$126,444
Audit Related Fees (2)	$34,020.56	$71,203
Tax Fees	--	--
All Other Fees	--	--
Total	$166,655.67	$197,647

(1)	Audit services include work performed in connection with the review of the Company’s quarterly financial statements, the audit of the Company’s annual financial statements and the audit of internal control over financial reporting.
(2)	Audit related fees consisted principally of audits of employee benefit plans and services pertaining to technical accounting consultations.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s amended Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew & Co., LLP during fiscal year 2017.

PROPOSALS

Proposal No. 1: Election Of Directors

Pursuant to our Articles of Incorporation, all directors elected at the Annual Meeting will serve a one year-term. Biographical information relating to our directors and director nominees is provided under the section of this Proxy Statement entitled “Board of Directors and Corporate Governance.”

If you are a shareholder of record, your proxy will be voted for the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

The Board unanimously recommends a vote “FOR” the election of these nominees as directors.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Hancock Askew & Co., LLP (“Hancock Askew”) as the Company’s independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for fiscal year 2018. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

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We selected Hancock Askew based on its longstanding relationship with FRPH, which began in 2006. No relationship exists between the Company and Hancock Askew other than the usual relationship between auditor and client.

If the appointment of Hancock Askew as auditor for fiscal year 2018 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company’s independent registered public accounting firm for fiscal year 2018, unless the Audit Committee finds other good reason for making a change.

Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

Proposal No. 3: Advisory Vote On Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to vote “FOR” approval of our executive compensation program. This non-advisory vote is commonly referred to as “say-on-pay.”

As discussed in the Compensation Discussion and Analysis, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy, and the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

Because this is an advisory vote, it will not be binding on the Board. However, the Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

ADDITIONAL INFORMATION

Shareholder Proposals

Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2019 must be delivered in writing to the principal executive offices of the Company no later than September 1, 2018. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

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Except for shareholder proposals to be included in the Company’s proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is November 10, 2018. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 10, 2018.

Annual Report on Form 10-K

Shareholders may receive without charge a copy of Patriot Transportation Holding, Inc.’s annual report to the Securities and Exchange Commission on Form 10-K including the financial statements and the financial statement schedules by writing to the Secretary of the Company at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202. This report also is available through our website, www.patriottrans.com.

BY ORDER OF THE BOARD OF DIRECTORS

December 14, 2017	John D. Milton, Jr.
General Counsel and Corporate Secretary

PLEASE RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

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APPENDIX A

Amended November 29, 2017

PATRIOT TRANSPORTATION HOLDING, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee, a committee of the Board of Directors (the ”Board”) of New Patriot Transportation Holding, Inc. (the “Company”), is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. To fulfill their obligations, the Committee relies on: (i) management for the preparation and accuracy of the Company’s financial statements; (ii) both management and the Company’s internal auditor for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and (iii) the Company’s independent auditors for an unbiased, diligent audit or review, as applicable, of the Company’s financial statements and the effectiveness of the Company’s internal controls. The members of the Audit Committee are not employees of the Company and are not responsible for planning or conducting audits or determining that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “Commission”). A person who satisfies the definition of audit committee financial expert will also be presumed to have financial sophistication.

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Notwithstanding the foregoing, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules thereunder, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Audit Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship to the Company and the basis for the board’s determination, shall be disclosed in the Company’s annual proxy statement.

In addition, if an Audit Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Audit Committee composition due to a single vacancy on the Audit Committee, then the Company will have until the earlier of the next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board in existence from time to time. The members of the Audit Committee shall be appointed for one year and shall serve until the appointment of their successors. Audit Committee members may be replaced by the Board at any time.

Meetings

The Audit Committee shall meet at least quarterly.

The Audit Committee shall meet periodically in separate executive sessions with management, any internal auditors~~,~~ and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of the Committee or its advisors.

The Audit Committee will meet at the call of its Chairman or the Chairman of the Board of Directors.

A majority of the Audit Committee members will be a quorum for the transaction of business.

The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee.

Any action required to be taken at a meeting of the Audit Committee will be deemed the action of the Audit Committee without a meeting if all of the Audit Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

Minutes shall be taken at each meeting of the Audit Committee and included in the Company’s corporate records.

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Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to (i) select and retain the independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s financial statements and internal control over financial reporting, (ii) set the compensation of the Company’s independent auditors, (iii) oversee the work done by the Company’s independent auditors, and (iv) terminate the Company’s independent auditors, if necessary. The Audit Committee also shall have sole authority to select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee also may establish policies and procedures for the Committee’s pre-approval or permitted services by the Company’s independent auditors or other registered public accounting firms on an ongoing basis.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall conduct an annual self-evaluation to assess the effectiveness of the Audit Committee and its compliance with the requirements of this Charter and applicable listing standards and legal requirements. The Audit Committee shall report its conclusions to the Board.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.                   Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.                   Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

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3.                   Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.                   Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.                   Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

6.                   Review and discuss reports from the independent auditors on:

a.	all critical accounting policies and practices to be used;
b.	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;
c.	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and
d.	for any other matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

7.                   Discuss with management and approve the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.                   Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.                   Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.                Discuss with the independent auditor and management (i) any audit problems or difficulties, including any difficulties encountered in the course of the audit work (such as restrictions on the scope of activities or access to information, (ii) any significant disagreements with management, and (iii) management’s response to these problems, difficulties or disagreements.

11.                Resolve any disagreements between the independent auditor and management.

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12.                Review disclosures made to the Audit Committee by the Company’s CEO, CFO and CAO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

13.                Prepare the report required by the rules of the Commission (the ”Commission”) to be included in the Company’s annual proxy statement.

14.                Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

15.                Review and evaluate the lead partner of the independent auditor team.

16.                Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review or Public Company Accounting Oversight Board review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

17.                Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

18.                Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

19.                Approve or establish policies for the Company’s hiring of employees or former employees of the independent auditor.

20.                Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

21.                Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

22.                To keep the independent auditor informed of the Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the Company; and to review and discuss with the independent auditor the auditor’s evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related parties.

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Oversight of the Company’s Internal Audit Function

23.                Approve the hiring or dismissal of any senior internal auditing staff.

24.                Review the significant reports to management prepared by any internal audit staff and management’s responses.

25.                Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

26.                Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

27.                Obtain reports from management, the senior member of any internal audit staff and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

28.                Approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K and that have not previously been approved by the Company’s independent directors.

29.                Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30.                Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

31.                Discuss with counsel to the Company any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

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ANNUAL MEETING OF SHAREHOLDERS OF

PATRIOT TRANSPORTATION HOLDING, INC.

January 31, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.patriottrans.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530300000000000000 1 013118

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES, AND "FOR" PROPOSALS 2 AND 3
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors (the Board recommends a vote FOR each nominee)

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ John E. Anderson
- ○ Edward L. Baker
- ○ Thompson S. Baker II
- ○ Luke E. Fichthorn III
- ○ Charles D. Hyman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Hancock Askew & Co., LLP, as the Independent Registered Public Accounting Firm (auditors) for Fiscal 2018 (The Board recommends a vote FOR this proposal).	☐	☐	☐
3. Advisory approval of Executive Compensation (The Board recommends a vote FOR this proposal).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments thereof.

Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned's directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement, for ratification of the Independent Registered Public Accounting Firm, for approval of the Company's Amended and Restated Articles of Incorporation, for advisory approval of executive compensation, for the frequency of the advisory vote on executive compensation to be every year, and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 14, 2017, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PATRIOT TRANSPORTATION HOLDING, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR JANUARY 31, 2018.

The undersigned hereby appoints Robert E. Sandlin, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Patriot Transportation Holding, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida on January 31, 2018, at 10 o'clock in the morning, local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 14, 2017, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

(Continued and to be signed on the reverse side.)

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